SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

       Date of Report (Date of earliest event reported): January 25, 2005

                             General Components Inc.
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               (Exact name of registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

       000-33483                                          88-0496645
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(Commission File Number)                       (IRS Employer Identification No.)


       Suite 2021, 20/F, Two Pacific Place         88 Queensway, Hong Kong
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    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (852) 2167 8298
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ITEM 7.01 - REGULATION FD DISCLOSURE.

         We intend to seek additional financing from a small number of institutional or accredited individual investors in order to raise funds for general working capital purposes, including facility improvement, development of marketing and sales channels and research and development. The information below sets forth information about our company, the industry in which we operate, our corporate strategy, and the risk factors we face.

COMPANY OVERVIEW

         We are engaged in the development, manufacture and marketing of broadband networking products and systems for the "last mile" broadband connectivity market. We currently offer a wide range of basic to high-end modular, upgradeable systems that enable end-users to send and receive high-speed data communications through the Internet Backbone Network. Our products include cables, patch cords, panels, adapters, converters, switches and wireless devices that are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands. We distribute our products in China, the Pacific Rim, the Middle East and Eastern Europe primarily through our distributors, resellers and/or system integrators to both office and residential markets. It is our intention to expand our distribution channels into the North American market.

         During the last several years, through a collaborative arrangement with Nottingham Optical Technology Ltd, we have been engaged in the development of proprietary technologies for the production of plastic optical fiber ("POF") and related networking equipment. POF offers the promise of a low cost, higher transmission speed alternative to copper in both the consumer electronics and automotive markets (Step Index POF or "SI POF") and the Local Area Network ("LAN") market (Graded Index POF or "GI POF"). POF cables will also provide a practical and cost-effective alternative to glass optic fiber. According to industry research firm IGI Group, the total global market size for POF will exceed US$1 billion by 2006. We have filed patent applications in the United States, Europe and Asia for our proprietary POF technology and expect to commence production of SI POF by the fourth quarter of 2005 and GI POF by the fourth quarter of 2006.

         We have also recently entered the growing voice over Internet protocol ("VOIP") enterprise market in China through a license and reseller agreement with VocalData, Inc., a leading provider of VOIP software applications and subsidiary of Tekelec, Inc. (NYSE: TKLC). We intend to integrate the VocalData/Tekelec software with OEM servers, firewalls, IP phones, gateways and integrated access device ("IAD") technology to develop a complete VOIP system that we will market under our own brands and trademarks to the enterprise market in China. We have successfully completed beta site testing at Phoenix Satellite Television, a Hong Kong-based subsidiary of Shen Zhou Television Company Limited that broadcasts in Hong Kong, East Asia Australasia, Europe and the U.S., and plan on leveraging that relationship to expand our customer base in the Chinese media industry.

         We intend to develop our U.S.-based research and development capabilities and restructure our China-based manufacturing operations in order to provide us with competitive strengths to meet the growing global demand for broadband products in the "last mile" market.


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OUR PRODUCTS AND SOLUTIONS

         We are focused on three areas of "last mile" broadband technologies:

            o     Traditional networking cables and systems;
            o     Plastic optical fiber technology; and
            o     Voice over Internet Protocol enterprise solution.

TRADITIONAL NETWORKING CABLES AND SYSTEMS

         To date, our core business has been the manufacture and distribution of a full line of structured cabling systems and three-level router-switch equipment for multi-family residential and commercial buildings. Our products, which are capable of delivering information at 100 Mbps bandwidth, include cables, patch cords, panels, adapters, converters, switches and wireless devices that are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands.

         Our Ethernet system has been widely distributed in China. By the end of 2004, we authorized approximately 106 distributors, resellers and system integrators throughout China. We also trained and certified approximately 383 Chinese engineers who are qualified to customize system design with GCI/Reachhome products for end users. We also developed five major distributors in the Middle East, Russia and Eastern Europe. In 2004, a distributor in the Middle East successfully bid on a school network, which will be delivered in 2005.

     PLASTIC OPTICAL FIBER (POF) AND POF LAN

         INDUSTRY BACKGROUND

         While glass optical cable comprises the majority of cable used for backbone data transmission because of its high capacity and transmission speed, traditionally, phone line and copper cable have been utilized for data transmission from the street to the home and office (i.e., the "last mile" market). The primary drawback to their use in the "last mile" market is while multi-Giga bit transfer was being carried by the backbone optical cable, the data transfer capacity of a copper cable was at about 100Mbps for Category 5 copper cables. Though optical glass fiber is sometimes used in the "last mile" market, its widespread use has been hindered by its high installation cost.

         POF has drawn industry attention over the last few years as a potential low-cost, high quality solution for segments of the following industries: consumer electronics, broadband telecommunications (home and office networking), automotive, medical and military. The growing demand for bandwidth has increased the need for fiber installation and provided an opportunity to access networks and develop closer relationships with customers. According to an article co-written by Dr. James Walker published in Cabling Business Magazine in December 2002, recent developments in POF technology make it possible to use POF at data rates up to 500 Mbps (SI POF) and up to 10 Gbps (GI POF) of bandwidth approximately 2 GHz. The technology is also moving rapidly on multimode and


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single mode POF, high temperature fibers, integrated POF circuits, laminated light-guides, active and passive discrete components and optical switching.

         POF technology offers low-cost, broadband LAN to complement glass optic fiber networks. POF's physical and media transport characteristics, wider bandwidth, low cost and ease of installation compared to copper and glass fiber make it a promising transport media in the "last mile" market. To date, however, there have been technical difficulties associated with the manufacture and purification of GI POF that have lead to unacceptable levels of data loss or dispersion that have delayed its commercialization. We believe we are one of a small number of companies that are close to completing development of production that address these shortcomings and will enable deployment of POF in the marketplace and gradually replace older legacy systems.

         OUR SOLUTION

         Together with our collaborative partner, Nottingham Optical Fiber Technology Ltd. ("Nottingham"), we have devoted substantial resources to addressing the manufacturing and purification issues associated with current POF cable products. We believe we have succeeded in developing a proprietary POF manufacturing and purification process capable of producing a consistent product with commercial potential as a reliable transmission media capable of high-speed Giga base transmission that can be conveniently and safely used in the "last mile" market.

         We believe that our POF products and systems offers the promise of the following advantages over copper wire and glass optical fiber:

      o COST SAVINGS. The principal advantages of POF over glass fiber are lower installation and maintenance costs, potentially as much as 50% less and the need for less technical expertise to develop and maintain it. In addition, a glass fiber-based system must use a laser diode or an expensive light-emitting diode ("LED") as a light source. POF, on the other hand, uses a photodiode or a simple, inexpensive, and widely available type of LED.

      o HIGHER TRANSMISSION SPEED. GI POF eventually will be capable of transmission speeds of 1 Gbps at a distance of 100 meters, which covers 95% of the LAN market. Laboratory results indicate that polymethylmethacrylate ("PMMA") based GI POF is capable of transmission of 1 Gbps at 50 meters and 10 Gbps at 30 meters. GI POF transmission speed is much faster than copper wire, one of the methods of physically linking sources to transfer and communicate data, and the maximum data transfer capacity of Category 5 copper cable is only 100Mbps.

      o EASY CONNECTION AND INSTALLATION. POF is more flexible, durable and able to withstand a bend radius with no change in transmission. This property makes it easier to install through walls. The most common method of POF installation is the "hot plate method" where fiber ends are heated and softened, then pushed against a mirrored surface. The process is quick and can be repeated with very little deviation. POF is much cheaper to install than glass fiber, with only a simple molded plug required to align and connect plastic fibers. Well established production techniques are used in its manufacture and it can be produced with greater thicknesses, making it easier to incorporate light into the fibers and make low-loss


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            connections to transmission equipment. Furthermore, POF is not as sensitive to vibrations as glass optical fibers.

      o NO ELECTROMAGNETIC INTERFERENCE. Optical transmission is known for its insulation properties, but POF does not create any electromagnetic interference. Traditional use of copper wire as a transmission medium creates electromagnetic charges. By way of example, wire harnesses are used in cars to manage the complex tangle of cables. The result is that a multitude of individual cables can be packed with other high-speed cables in the same harness. This, coupled with voltage variations, can cause electromagnetic interference in cars if copper wires are used. Even if surrounded by a plastic jacket, the exposure of electronic atoms transmitted would still be substantial. This, in turn, affects the operation of certain electronic devices. For medical equipment that is used in hospitals and special devices installed in aircraft, any magnetic interference could jeopardize patient care and cause the failure of critical plane equipment.

      o EYE SAFETY FEATURE. The optical transceiver module of POF is a 650mm Red LED light source. Since the Red LED is within the visible light spectrum, it acts as an eye safety feature since users can always tell when someone is in danger of directly viewing the light beam.

      o ENERGY SAVINGS. Since POF transmits very little infrared light, it can be used for cold lighting (lighting that does not produce heat), semiconductor manufacturing equipment and the lighting displays of artwork.

      o LESS SPACE. Since POF is resistant to vibration and bending and has a diameter much smaller than the traditional copper wire, it occupies less space.

      o BETTER ADAPTATION BY CONNECTORS. It is cheaper to create POF connectors than silica connectors given that POF fiber with a larger diameter core allows better adjustment to the connectors.

      o GOOD RESISTANCE TO CHEMICALS AND MECHANICAL ACTIONS. POF has good resistance to chemical and mechanical actions. When POF is used for transmissions, it has a relative immunity to dust and because it has a larger diameter than glass fiber, transmission is possible even if the ends of the fiber are contaminated or if the light axis is slightly off center.

         RELATIONSHIP WITH NOTTINGHAM

         In 2002, we entered into a joint venture agreement with three other investors to create a Sino-foreign joint venture company, Nottingham Optical Fiber Technology Ltd. ("Nottingham") to manufacture POF with our patented technology. We contributed the exclusive license of our POF technology in China to Nottingham in exchange for 20% of the equity in the joint venture. The other three investors contributed cash for the remaining 80% equity interest. Nottingham has its own production facilities including land, buildings, equipment and utility facilities. Nottingham also accumulated a substantial amount of production knowledge which complements our POF technology. We are currently in discussions with the other shareholders of Nottingham to acquire their 80% interest in exchange for shares of our common stock.


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         VOICE OVER INTERNET PROTOCOL (VOIP) PRODUCTS

         In January 2005, we finalized a three year, renewable license and reseller agreement with VocalData, Inc., a subsidiary of Tekelec (Nasdaq: TKLC), to market and sell VocalData's VOIP software to enterprise users in the territories of China, Hong Kong and Taiwan. We intend to integrate the VocalData/Tekelec software with the OEM servers, firewalls, IP phones, gateways and IAD technology to develop a complete and cost-effective system for our two target markets - small market enterprises ("SME") and large corporations. We have successfully completed beta site testing at Phoenix Satellite Television, a Hong Kong-based subsidiary of Shen Zhou Television Company Limited that broadcasts in Hong Kong, East Asia Australasia, Europe and the U.S., and plan on leveraging that relationship to expand our customer base in the Chinese media industry.

         SMEs normally have limited IT resources and lower corporate budgets. However, they are under pressure from mounting administrative costs. We will provide SME users with a publicly centralized server to host IP calls. Our VOIP service for SMEs will assist in reducing the difficulties of establishing and configuring proper networks and servers to host the internal calls and reduce the cost to a premium unlimited call package as low as US$2 per month per user for first three years of the contract.

         Enterprise solutions for large corporations consist of both hardware and software components. Hardware includes a server, firewall, IP phone, gateway, and IAD. Software includes the VocalData/Tekelec system customized for local enterprises. With an affordable subscription, corporations can control internal call costs while departments or branches at different locations can increase their communication and improve productivity. Corporate callers can also enjoy conference call, voice mail, call forwarding, 3-way calling and many other advanced features. Many carriers prefer the VocalData/Tekelec voice application server for several reasons:

      o TIGHT APPLICATION INTEGRATION ON AN OPEN PLATFORM. In addition to the basic call control and hosted PBX features, our enterprise VOIP system incorporates several key applications including conferencing, messaging and firewall traversal as part of its solution. Because our enterprise VOIP system incorporates these capabilities as integral applications within its hosted IP telephony solution, enterprises pay less per application and dramatically reduce the time required for system integration which translates into a more cost-effective solution with a faster time-to-market. In particular, the system session border controller provides a compelling cost benefit, since the system's firewall traversal solution is 75% less expensive per user than external border or session controller products, which may require extra customer hardware or software or a truck roll to do firewall reconfiguration.

      o STANDARDS-BASED. Since our enterprise VOIP system is open and standards-based, enterprise planning to interface with third-party applications can be done easily. The system supports SIP, TAPI, SOAP, Corba, and AMIS-A, the most widely used protocols for integration with third-party voicemail. In addition, our enterprise VOIP system provides a powerful Applications Programming Interface ("API") for customized development.

      o CARRIER-GRADE QUALITY. Carrier-grade represents a fundamental, ongoing commitment to deliver high-quality, reliable systems that can support large numbers of enterprise users. By using the


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            industry's most reliable architecture, configuration of our enterprise VOIP system is designed for 99.999% availability. Based upon NEBS-compliant SUN Netra servers, we provide a standby server for every active call agent server. This means that calls in progress remain connected even in the event of a server failure. Customer tests have demonstrated that the system is the most powerful voice applications server, with three times the calls per second throughput of our nearest competitor. At 200 calls per second, our enterprise VOIP system supports 100,000 subscribers on a single server pair. This results in total server costs that are 80% lower than alternatives.

      o BROADEST INTEROPERABILITY. In order to give businesses maximum selection, our enterprise VOIP system is committed to operating with a wide variety of partners in the gateway, softswitch, endpoint, and applications and technology areas. Our enterprise VOIP system has the ability to support a broad range of IP phones because it is the only voice application server to support all four endpoint protocols: SIP, MGCP, Cisco SCCP or "skinny" and Mitel MiNet. By supporting all protocols, we enable additional features and can provide a smoother transition for IP PBX businesses converting to hosted solutions.

      o DIFFERENTIATING FEATURES AND APPLICATIONS. Our enterprise VOIP system comes with a full set of ready-to-use features and applications. Service providers can attract new customers, grow revenues per user, and help to retain existing customers by offering services based on the software core feature sets and converged applications. There are four application areas available to customers: Desktop Integration, Productivity, Mobility and Business Applications. Desktop Integration includes the Web Portal which not only makes it easy for users to take advantage of their telephony features but takes advantage of IP telephony to display the corporate phone directory, voice mail and user call log with click-to-dial capability. Mobility applications offer a variety of features which enable business travelers to work more effectively while away from the office and also provide 802.11 or Wi-Fi support for "in building" mobility. Our enterprise VOIP system provides the most comprehensive set of PBX features, because of its more extensive protocol support.

      o EASE OF ADMINISTRATION. With its multiple levels of administration, our enterprise VOIP system provides companies with self-administration and end-user communications controls. Wizards and profiles hasten account set up and the bulk-provisioning capability can be used for a rapid data upload. The web-based administration interface enables companies to handle administrative tasks either centrally or on a distributed basis. Additionally, its convenient organization simplifies data entry and maintenance. In addition, office moves and layout changes are simplified due to the "plug and play" self-discovery capability of IP-based addresses. Our integrated applications can help enterprises increase revenues while minimizing investment costs because of the use of standard servers and open interfaces.

         In addition, in order to increase communication of family and friends, especially the growing population of expatriates from other countries and because of the employment relocation of individuals from other regions within China, we intend to provide an i-Net membership service where this group of people can communicate over our VOIP network. This service aims to help family, friends and special interest groups minimize phone service costs and maximize


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voice communication. This enterprise type of VOIP service is not impacted by telecommunications regulation.

MARKET OPPORTUNITY

         SI POF MARKET

         The initial size estimate for the SI POF market was US$78 million using information provided in February 2003 by Richard Beach, Ph.D. of Beach Communications. The market segments include:

      o CONSUMER PRODUCTS. Networking and the applications associated with connecting home electronics products to each other constitutes the largest use of the fiber cables. The range of use of POF is diverse. It can be used for connection of DVD players, CD players, or MD players and amplifiers. Further, it can be used for illumination, decoration, screen display and even short distance data transmission. We believe the demand for our POF products will be driven by the large core diameter, as well as their cost effectiveness and ease of installation.

      o POF-LSD. The POF-Large Screen Display ("POF-LSD") may represent a new era for large-screen projection displays. The technology is based on a procedure for projection and reflection. When images are projected, light passes through the POF module. Each of the POF modules acts as an optical fiber in which light is confined by total internal reflection. Application of the POF-LSD may be used in:

            -        Shopping centers;
            -        Stock exchanges;
            -        Airport and railway stations; and
            -        Stadiums.

      o AUTOMOTIVE MARKET. POF can be used in cars' navigation and audio systems, and in telephone connection. Currently, a group of automobile manufacturers and suppliers have developed a POF data base standard for automobiles known as MOST which is an acronym for Media Oriented Systems Transport. The objective is to have a standard in which all auto manufacturers can purchase and benefit from volume production. Industry research firm IGI Group indicated that over fifteen European auto makers have adopted POF in twenty of their vehicle models.

         POF MARKET OPPORTUNITY

         We believe the market opportunity for GI POF solutions under development lies in the following areas:

      o OFFICE NETWORKS. POF can be used with office LAN operations. POF offers many advantages for LANs. First, its dielectric nature assures electromagnetic compatibility regardless of data rate, providing built-in upgradeability. Second, there is a low total system cost; POF is made from a cheap material, PMMA, which is less than 1/30th of the cost of quartz glass by weight. Therefore, large-core fiber can be made independent of the material cost.


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      o     RESIDENTIAL NETWORKS. One of the most interesting areas in the consumer PC market today is connecting PCs to each other. The obvious reason for adopting POF as a home networking cable is its fast rate of data transmission. As the number of homes with multiple PCs continues to grow at a faster rate, the opportunity for providing the networks within has become increasingly significant. Asahi Glass, for example, used POF to complete the network for Aoyama Park Tower in Tokyo in 2003.

      o HEALTH MARKET. POF can be used to produce efficient and high-resolution radiographic systems for x-ray medical diagnosis or non-destructive inspection using thermal neutrons. In medical x-ray applications such as mammography, the need for lower numbers of x-rays to produce quality images, quality is increased because of higher detection efficiency and their associated electronic readout system.

      o INDUSTRIAL MARKET. Industrial control is a good niche for POF and is being developed successfully by many companies. The electrical interference caused by motors on production lines creates havoc for wireless and wire-based communications. The advantage of POF is that the data will not be contaminated by electrical pick-up. According to IGI Group research, POF cables have been used in industrial control networks for over fifteen years. Many proprietary networks were configured on the factory floor to connect controllers to devices and sensors to monitor data and provide control feedback to production lines.

      o DVI AND HDMI LINKS. Digital Visual Interface ("DVI") and High Definition Multimedia Interface ("HDMI") links are suitable for the linking of image output devices such as tuners, DVD players/recorders, digital set-top boxes and image display devices such as plasma screen TVs, big-screen LCD TVs and projectors used in home theater systems, stores and other public facilities. We believe this represents a market opportunity for both our SI POF and GI POF, depending on the particular use.

      o DEFENSE. Defense contractors worldwide are now required, for security purposes, to have an optical connection in a LAN environment.

         VOIP PRODUCTS MARKET

         As in other parts of the world, VOIP has entered the Asia telecom market at an unprecedented pace. Market revenues for IP telephony in Asia are expected to reach US$420.6 million this year and US$1.14 billion by 2007, as projected by Frost & Sullivan. IP Telephony or the IP-PBX voice equipment segment remains one of the leaders in the enterprise telephony market and is expected to surpass the PBX segments, the largest enterprise telephony segment by 2007.

         A new survey of enterprise customers from Deloitte & Touche Technology concludes that by 2006, more than two-thirds of Global 2,000 companies will begin deployment of VOIP technology.

         VOIP has become the fastest growing service in China's telecommunications industry with some analysts forecasting that it will capture up to 30% of China's long-distance market in 2005. Bundling VOIP with other LAN products may be GCI's premier application. GCI will be capable of providing a "one stop shop" to many Chinese enterprises.


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         CHINA MARKET

         China has one of the highest growth rates of Internet users in the world. According to statistics released by the China Internet Network Information Center, Internet users in China reached 80 million in 2003, growing at a rate of about 5% per month. This increase in Internet users and the fast pace of new housing construction will increase the demand for speedier Internet access which will further stimulate the broadband market. China's demand for glass optical fiber will reach 16 million kilometers by 2005, up from 6.6 million in 1999, a growth rate of over 140% and a compound annual growth rate of 15% per year, according to IGI Consulting's new report. While demand for telecom is exploding, the need for speed in the "last mile" is spiking as well.

         The development of POF is in the preliminary stages in China with no production currently scheduled. The use of POF technology is limited to the product import and generally is applied to non-telecommunication services, high interference and data transmission with short distances (e.g., computers, DVD players, hi-fi cables, radars and medical equipment). Our strategy is to construct a portfolio of patented POF products and processes that cover a broad range of products which will provide a base to further penetrate the China market.

OUR STRATEGY

         Our business strategy is to leverage our low cost Asian manufacturing base with our U.S.-based research and technology to meet the growing demand for broadband products in the "last mile" market. Our goal is to become a world leader in POF development and in the "last mile" optical market.

         We believe the principal components of our business strategy are as follows:

      o SALES AND DISTRIBUTION. Our business strategy is to utilize our low cost, Asian manufacturing base and customer pool and our new product development group to increase sales in China and our other current market areas, as well as to expand sales in the U.S. and other North American countries. Sales increases will be driven both by acquisition and development of our own sales force in target countries. We intend to continue to identify needs in the broadband connectivity sector, and to acquire and develop technology and assemble products under our own brand name through OEM and ODM manufacturers.

      o RESEARCH AND DEVELOPMENT. We consider research and development as being the essential driving force of our business strategy. Our POF research and development team includes veteran chemical engineers, mechanical engineers, electrical engineers and research scientists from both the U.S. and China. Our collaboration with Nottingham has provided us with the substantial financial, production facility and human resources required to reach our current stage of product development. To complement our U.S. research and development capacities, we will also collaborate with a group of well established scientists and engineers from China's academic institutions with the goal of improving manufacturing efficiency as well as creating new POF products. With respect to VOIP, we will seek to leverage our new partnership with Tekelec to develop a product line to accommodate the growing demand from the Chinese enterprise market.


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      o     INTRODUCTION OF NEW PRODUCTS. The ability to commercialize POF products successfully depends on the timely development of new products that meet market needs. Our new product invention and commercialization are overseen by key management comprised of both senior scientists and a marketing team who work closely together to remain current with respect to market trends and prioritize research and development efforts to target the most promising POF applications.

      o PATENTS. To date, we have filed three patent applications in the U.S. and two in China for our GI POF technology. The three patent applications filed in U.S. consist of 1) a novel process in creating a graded index polymer optical fiber, 2) a method to maintain the uniform quality throughout the manufacturing process and 3) the tools for the manufacturing process. We intend to file for patent protection for any POF products we develop and improvements thereto.

      o POF MANUFACTURING. Our contract manufacturing network combines our in-house design talent and outsourcing relations to gain cost advantages over our competitors. Unlike other POF manufacturers' batch production processing, our manufacturing facility for both SI POF and GI POF will provide continuous production. We treat our process for plastic purification as a trade secret.

COMPETITION

         Our core business is a mature industry and we face competition from small and large companies worldwide.

         With respect to our proposed POF business we will face competition from several companies, some of which are considerably larger and better capitalized than we are. They include Asahi Glass (Japan), Lucent (U.S.), and Mitsubishi Rayon (Japan). Although our larger competitors have developed products with similar characteristics, we believe that our technology has a particular utility, quality and efficiency. Moreover, our lower manufacturing costs may provide a competitive advantage. We also believe there are significant barriers to entry to the POF market in the form of technical competency and patent production.

         In the VOIP market, we will face competition from many companies, both local and international. We believe that our local presence, the fact that we have been in the communications market in China through our structured cable, wireless and telephony business, our experience in integrating products and services, and our access to less expensive hardware components manufactured in Asia provides us with a competitive advantage with respect to these groups. In comparing ourselves with larger competitors in the VOIP market, such as Cisco and Lucent, we believe that we may have a more flexible production and a more competitive cost structure.

         We will also continue to face competition from companies that are developing and marketing technologies that compete with ours. For example, evolving workgroup dynamics and the increasing mobility of employees, combined with falling prices makes Wireless Local Area Network ("WLAN") solutions attractive to larger end users. Largely as a result of significant marketing efforts by vendors such as Apple, Compaq, Intel and Lucent, we expect the use of WLANs in homes and small/medium-sized businesses to increase with the growth of broadband.


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RISK FACTORS

         Our business is subject to numerous risks and uncertainties.

         RISKS RELATED TO OUR INDUSTRY AND OPERATIONS

         OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FINANCING. As of December 31, 2004, we had approximately $1.02 million in cash and cash equivalents. We require additional financing to complete development and commercialization of our SI POF and GI POF products, expand our sales and marketing capabilities and continue our research and development activities. While we are seeking to raise additional funds through the sale of equity securities, there can be no assurance that we will be successful in our efforts. If we are unable to raise the capital we need, our business strategy will be adversely affected, which could severely limit our ability to generate revenue.

         WE MAY EXPERIENCE PROBLEMS THAT COULD DELAY OR PREVENT THE COMMERCIAL INTRODUCTION OF OUR POF PRODUCTS. Our POF products are in various stages of the development and commercialization process and we may face technical, manufacturing, regulatory or marketing problems that adversely affect our ability to introduce either or both of our SI POF and GI POF products. These products may prove to be uneconomical or otherwise commercially unfeasible, or may fail to meet with consumer acceptance as a viable alternative to existing products and technologies. A significant delay or failure to successfully complete development and commercialization of our proposed POF products would have a material adverse impact on our near term prospects.

         REVENUES FROM OUR CORE BUSINESS MAY FLUCTUATE. Our revenues are characterized by significant fluctuation based on customer demand. Many of our products have short lead-times and uneven seasonal demand. Fluctuating demand results from a variety of factors, including, but not limited to, the cancellation of large orders, price concessions on high volume orders, competitive pressures and changing technological requirements. In addition, our sales volume and product mix impact our gross margin. Therefore, if our sales volume does not improve, or we have an unfavorable product mix, we may not achieve the gross margin rate we expect, resulting in lower than expected results of operations. These factors may fluctuate from quarter to quarter.

         WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY. The industry in which we operate is highly competitive, and we expect that this level of competition on pricing and product offerings will continue. Factors that could affect our ability to compete successfully in the industry include the quality, performance, price, reliability, mix and market acceptance of our products; market acceptance of our competitors' products; efficiency and quality of the production and implementation of our products; and our customer support and reputation.

         We have numerous competitors in our core business, some of which are very large, with substantial technological and financial resources and brand recognition and some of our competitors have very low cost structures and support from governments in their home countries. In addition, we will face numerous competitors in our new VOIP business and our POF business, (assuming it can be successfully launched). We cannot assure you that we will be able to compete successfully against existing or future competitors. Competitors may be able to offer lower prices, additional products or services or a more attractive mix of products or services, or services or other incentives that we cannot or will not match or do not offer. These competitors may be in a stronger position


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to respond quickly to new or emerging technologies and may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners.

         IF WE FAIL TO MAINTAIN A PRODUCT PORTFOLIO THAT IS ATTRACTIVE TO OUR CUSTOMERS, ENHANCE OUR EXISTING PRODUCTS AND KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY, OR IF WE PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS, AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY BE ADVERSELY AFFECTED. The demand for our products can change quickly and in ways that we may not anticipate because markets for our principal products are characterized by the following conditions: rapid, sometimes disruptive technological developments; evolving industry and certification standards; frequent new product introductions and enhancements; changes in customer requirements; and short product life cycles with declining prices over the lives of products.

         Our operating results depend to a significant extent on our ability to maintain a product portfolio that is attractive to our customers, to enhance our existing products, and to continue to introduce new products successfully and on a timely basis. New technological innovations generally require a substantial investment before any assurance can be given as to their commercial viability. If we fail to make sufficient investments or if we focus on technologies that do not become widely adopted, other technologies could render our current and planned products obsolete.

         WE RELY ON THIRD PARTIES TO MANUFACTURE MOST OF OUR PRODUCTS AND TO PROVIDE SUBSTANTIALLY ALL OF OUR COMPONENTS. IF THESE THIRD PARTIES FAIL TO DELIVER QUALITY PRODUCTS AND COMPONENTS AT REASONABLE PRICES ON A TIMELY BASIS, WE MAY ALIENATE SOME OF OUR CUSTOMERS, AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY DECLINE. We use contract manufacturers significantly as an alternative to manufacturing products ourselves. If these contract manufacturers do not fulfill their obligations to us, or if we do not properly manage these arrangements, our customer relationships may suffer. In addition, since we rely more heavily now than previously on contract manufacturers, we may have fewer employees with the expertise needed to manage these third-party arrangements. In relying more on third parties, we run the risk that the reputation and competitiveness of our products and services may deteriorate because we have less control over quality and delivery schedules. We also may experience supply interruptions, cost escalations and competitive disadvantages if our contract manufacturers fail to develop, implement or maintain manufacturing methods appropriate for our products and customers.

         IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS AND PROSPECTS MAY BE HARMED. Intellectual property rights, such as patents, are vital to our business, and developing new products and technologies that are unique to us is critical to our success. We have filed a number of U.S. and foreign patent applications, but we cannot predict whether any patents will issue, will provide us with any competitive advantage or will not be challenged by third parties. Moreover, our competitors may already have applied for patents that, once issued, could prevail over our patent rights or otherwise limit our ability to sell our products. Our competitors also may attempt to design around our patents or copy or otherwise obtain and use our proprietary technology. If we do not receive the patents we seek or if other problems arise with our intellectual property, our competitiveness could be significantly impaired, which would limit our future revenues and harm our prospects.


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

         MANY OF OUR PLANNED PRODUCTS ARE HIGHLY COMPLEX AND MAY CONTAIN DEFECTS OR ERRORS THAT ARE DETECTED ONLY AFTER DEPLOYMENT IN NETWORKS. IF THAT OCCURS, OUR REPUTATION MAY BE HARMED. Our POF products under development are highly complex, and there is no assurance that our extensive product development, manufacturing and integration testing will be adequate to detect all defects, errors, failures and quality issues that could impact customer satisfaction. As a result, we could have to replace certain components and/or provide remediation in response to the discovery of defects in products that are shipped. Most of these occurrences can be rectified without incident, as has been the case historically. However, the occurrence of any defects, errors, failures or quality issues could result in cancellation of orders, product returns, diversion of our resources, legal actions by our customers or our customers' end users and other losses to us or to our customers or end users. These occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales, which would harm our business and adversely affect our revenues and profitability.

         RAPID CHANGES TO EXISTING REGULATIONS OR TECHNICAL STANDARDS OR THE IMPLEMENTATION OF NEW REGULATIONS OR TECHNICAL STANDARDS RELATING TO PRODUCTS AND SERVICES NOT PREVIOUSLY REGULATED COULD BE DISRUPTIVE, TIME-CONSUMING AND COSTLY TO US. Many of our products and services are developed in reliance upon existing regulations and technical standards or our interpretation of unfinished technical standards. Changes to existing regulations and technical standards, or the implementation of new regulations and technical standards relating to products and services not previously regulated, could adversely affect the development of and demand for our products and services or require the expenditure of substantial additional funds.

         OUR SUCCESS DEPENDS ON OUR ABILITY TO RECRUIT AND RETAIN KEY PERSONNEL. Our success depends in large part on our ability to recruit and retain highly skilled technical, managerial, sales and marketing personnel. Competition for these personnel is intense. In addition, our recent workforce reductions have increased our dependence on our remaining workforce, as we are relying on our current personnel to assume additional responsibilities. The loss of services of any of our key personnel or our failure to attract and retain qualified personnel in the future could make it difficult for us to meet our key objectives, such as timely product introductions.

         RISKS ASSOCIATED WITH DOING BUSINESS IN GREATER CHINA

         There are substantial risks associated with doing business in greater China, as set forth in the following risk factors.

         THE ESTABLISHMENT AND EXPANSION OF INTERNATIONAL OPERATIONS REQUIRES SIGNIFICANT MANAGEMENT ATTENTION. A substantial portion of our current, as well as any anticipated future revenues, are or are expected to be derived from Asia. Our international operations are subject to risks, including the following, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results:

      o legal uncertainties or unanticipated changes regarding regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers;

      o longer customer payment cycles and greater difficulties in collecting accounts receivable;

      o uncertainties of laws and enforcement relating to the protection of intellectual property; and


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      o     potentially uncertain or adverse tax consequences.

         FLUCTUATIONS IN THE VALUE OF THE RMB RELATIVE TO FOREIGN CURRENCIES COULD AFFECT OUR OPERATING RESULTS. We have historically conducted transactions with customers, paid payroll and other costs of operations in Chinese Renminbi. To the extent future revenue is denominated in foreign currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our financial condition and operating results. To date, we have not engaged in any hedging transactions in connection with our international operations.

         OUR OPERATIONS AND ASSETS IN GREATER CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES. Changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

         WE MAY HAVE LIMITED LEGAL RECOURSE UNDER CHINESE LAW IF DISPUTES ARISE UNDER CONTRACTS WITH THIRD parties. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

         COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION; FAILURE TO COMPLY COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES. We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL COMPONENTS INC.

                                            By: /s/ Bruce A. Cole
                                                -----------------------------
                                            Name:  Bruce A. Cole
                                            Title: President

Dated:  January 25, 2005



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